EX-99.1

Exhibit 99.1
Fabrinet Announces Second Quarter Fiscal Year 2021 Financial Results
•Record Second Quarter Revenue of $453.8 million Exceeds Guidance
•Record GAAP and Non-GAAP Net Income per Share Exceed Guidance
BANGKOK, Thailand – February 1, 2021 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its second fiscal quarter ended December 25, 2020.
Seamus Grady, Chief Executive Officer of Fabrinet, said, “We delivered record revenue and profitability that exceeded our guidance ranges in the second quarter. Newer programs helped drive revenue upside while margin improvement contributed to strong profitability in the quarter.”
Grady continued, “Based on our anticipated growth, we have broken ground on construction for an additional building at our Chonburi campus. As we look ahead, we are optimistic that the third quarter will represent another record-breaking quarter for the company.”
Second Quarter Fiscal Year 2021 Financial Highlights
GAAP Results
•Revenue for the second quarter of fiscal year 2021 was $453.8 million, compared to $426.2 million in the second quarter of fiscal year 2020.
•GAAP net income for the second quarter of fiscal year 2021 was $35.4 million, compared to GAAP net income of $31.2 million for the second quarter of fiscal year 2020.
•GAAP net income per diluted share for the second quarter of fiscal year 2021 was $0.94, compared to GAAP net income per diluted share of $0.83 for the second quarter of fiscal year 2020.
Non-GAAP Results
•Non-GAAP net income for the second quarter of fiscal year 2021 was $41.5 million, compared to non-GAAP net income of $37.7 million for the second quarter of fiscal year 2020.
•Non-GAAP net income per diluted share for the second quarter of fiscal year 2021 was $1.10, compared to non-GAAP net income per diluted share of $1.00 for the second quarter of fiscal year 2020.
Business Outlook
Based on information available as of February 1, 2021, Fabrinet is issuing guidance for its third fiscal quarter ending March 26, 2021, as follows:
•Fabrinet expects third quarter revenue to be in the range of $455 million to $475 million.
•GAAP net income per diluted share is expected to be in the range of $0.94 to $1.01, based on approximately 37.6 million fully diluted shares outstanding.
•Non-GAAP net income per diluted share is expected to be in the range of $1.10 to $1.17, based on approximately 37.6 million fully diluted shares outstanding.

EX-99.1

Conference Call Information

What:	Fabrinet Second Quarter Fiscal Year 2021 Financial Results Call
When:	Monday, February 1, 2021
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic (253) 237-1137, international Passcode: 3296178
Replay:	(855) 859-2056, domestic (404) 537-3406, international Passcode: 3296178
Webcast:	http://investor.fabrinet.com/ (live and replay)
This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.
About Fabrinet
Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China, Israel and the United Kingdom. For more information visit: www.fabrinet.com.
Forward-Looking Statements
“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our optimism that the third quarter will represent another record-breaking quarter for the company; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the third quarter of fiscal year 2021. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the effects of the coronavirus on our business, particularly the possibility of (1) the growing global economic downturn, (2) extended shutdowns at any of our manufacturing facilities, especially if the outbreak intensifies or returns in various geographic areas, (3) continued disruption to our supply chain, which could increase our costs and affect our ability to procure parts and materials, especially if the outbreak intensifies or returns in various geographic areas, and (4) regional downward demand adjustments from our customers, particularly those in areas affected by the outbreak; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, Israel, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on November 3, 2020. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

EX-99.1

Use of Non-GAAP Financials
We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; amortization of intangibles; and amortization of deferred debt issuance costs. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.
These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.
SOURCE: Fabrinet
Investor Contact:
Garo Toomajanian
ir@fabrinet.com

EX-99.1

FABRINET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands of U.S. dollars, except share data and par value)	December 25, 2020	June 26, 2020
Assets
Current assets
Cash and cash equivalents	$219,221	$225,430
Short-term restricted cash	7,402	7,402
Short-term investments	261,817	262,693
Trade accounts receivable, net of allowance for doubtful accounts of $123 and $336 respectively	318,430	272,665
Contract assets	16,223	13,256
Inventories	371,996	309,786
Other receivable	24,310	24,310
Prepaid expenses	3,141	5,399
Other current assets	29,187	14,508
Total current assets	1,251,727	1,135,449
Non-current assets
Long-term restricted cash	153	—
Property, plant and equipment, net	227,670	228,274
Intangibles, net	4,367	4,312
Operating right-of-use assets	7,271	8,068
Deferred tax assets	6,213	5,675
Other non-current assets	236	202
Total non-current assets	245,910	246,531
Total Assets	1,497,637	1,381,980
Liabilities and Shareholders’ Equity
Current liabilities
Long-term borrowings, current portion, net	12,156	12,156
Trade accounts payable	296,948	251,603
Fixed assets payable	7,748	15,127
Contract liabilities	1,804	1,556
Operating lease liabilities, current portion	2,277	1,979
Income tax payable	2,806	2,242
Accrued payroll, bonus and related expenses	17,633	19,265
Accrued expenses	14,504	8,979
Other payables	39,159	21,514
Total current liabilities	395,035	334,421
Non-current liabilities
Long-term borrowings, non-current portion, net	33,436	39,514
Deferred tax liability	4,592	4,729
Operating lease liability, non-current portion	4,737	5,873
Severance liabilities	19,011	17,379
Other non-current liabilities	4,156	5,655
Total non-current liabilities	65,932	73,150
Total Liabilities	460,967	407,571

Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 25, 2020 and June 26, 2020)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,698,068 shares and 38,471,967 shares issued at December 25, 2020 and June 26, 2020, respectively; and 36,852,416 shares and 36,727,864 shares outstanding at December 25, 2020 and June 26, 2020, respectively)	387	385
Additional paid-in capital	177,125	175,610
Less: Treasury shares (1,845,652 shares and 1,744,103 shares as of December 25, 2020 and June 26, 2020, respectively)	(75,575)	(68,501)
Accumulated other comprehensive income (loss)	(1,657)	(1,147)
Retained earnings	936,390	868,062
Total Shareholders’ Equity	1,036,670	974,409
Total Liabilities and Shareholders’ Equity	$1,497,637	$1,381,980

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX-99.1

FABRINET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars, except per share data)	December 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
Revenues	$453,827	$426,217	$890,466	$825,513
Cost of revenues	(400,806)	(377,059)	(786,965)	(730,368)
Gross profit	53,021	49,158	103,501	95,145
Selling, general and administrative expenses	(17,156)	(17,078)	(34,019)	(33,078)
Expenses related to reduction in workforce	—	(16)	—	(16)
Operating income	35,865	32,064	69,482	62,051
Interest income	1,111	1,940	2,215	4,038
Interest expense	(265)	(181)	(516)	(2,574)
Foreign exchange gain (loss), net	(533)	(988)	(405)	(2,941)
Other income (expense), net	158	397	279	774
Income before income taxes	36,336	33,232	71,055	61,348
Income tax expense	(952)	(2,001)	(2,620)	(4,160)
Net income	35,384	31,231	68,435	57,188
Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	(42)	(82)	(367)	(47)
Change in net unrealized gain (loss) on derivative instruments	2,385	(189)	(823)	(150)
Change in net retirement benefits plan – prior service cost	50	101	223	184
Change in foreign currency translation adjustment	(146)	616	457	247
Total other comprehensive income (loss), net of tax	2,247	446	(510)	234
Net comprehensive income (loss)	$37,631	$31,677	$67,925	$57,422
Earnings per share
Basic	$0.96	$0.84	$1.86	$1.55
Diluted	$0.94	$0.83	$1.83	$1.52
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,936	37,011	36,877	36,962
Diluted	37,551	37,763	37,467	37,646

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX-99.1

FABRINET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended
(in thousands of U.S. dollars)	December 25, 2020	December 27, 2019
Cash flows from operating activities
Net income for the period	$68,435	$57,188
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	17,650	15,279
(Gain) loss on disposal of property, plant and equipment	(24)	242
(Gain) loss from sales and maturities of available-for-sale securities	(86)	(79)
Amortization of investment discount	1,003	117
Amortization of deferred debt issuance costs	16	10
(Reversal of) allowance for doubtful accounts	(321)	6
Unrealized (gain) loss on exchange rate and fair value of foreign currency forward contracts	(290)	1,205
Unrealized loss (gain) on fair value of interest rate swaps	—	1,672
Amortization of fair value at hedge inception of interest rate swaps	(695)	(433)
Share-based compensation	11,878	12,183
Deferred income tax	(461)	1,543
Other non-cash expenses	(657)	(851)
Changes in operating assets and liabilities
Trade accounts receivable	(45,410)	(24,970)
Contract assets	(2,967)	1,333
Inventories	(62,211)	(767)
Other current assets and non-current assets	(11,983)	7,471
Trade accounts payable	45,179	(22,816)
Contract liabilities	248	121
Income tax payable	548	1,336
Severance liabilities	1,350	2,015
Other current liabilities and non-current liabilities	20,112	805
Net cash provided by operating activities	41,314	52,610
Cash flows from investing activities
Purchase of short-term investments	(126,701)	(101,727)
Proceeds from sales of short-term investments	57,486	72,664
Proceeds from maturities of short-term investments	68,807	62,666
Funds provided to customer to support transfer of manufacturing operations	—	(24,310)
Purchase of property, plant and equipment	(22,693)	(15,411)
Purchase of intangibles	(1,271)	(808)
Proceeds from disposal of property, plant and equipment	26	1,195
Net cash used in investing activities	(24,346)	(5,731)
Cash flows from financing activities
Payment of debt issuance costs	—	(153)
Proceeds from long-term borrowings	—	60,938
Repayment of long-term borrowings	(6,094)	(63,985)
Repayment of finance lease liability	(100)	(189)
Repurchase of ordinary shares	(7,074)	—
Withholding tax related to net share settlement of restricted share units	(10,361)	(4,377)
Net cash used in financing activities	(23,629)	(7,766)
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,661)	39,113
Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at the beginning of period	232,832	188,241
Increase (decrease) in cash, cash equivalents and restricted cash	(6,661)	39,113
Effect of exchange rate on cash, cash equivalents and restricted cash	605	351
Cash, cash equivalents and restricted cash at the end of period	226,776	227,705
Non-cash investing and financing activities
Construction, software and equipment-related payables	$7,748	$14,307
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EX-99.1

FABRINET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (Continued)
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the unaudited condensed consolidated balance sheets that sum to the total of the same amounts shown in the unaudited condensed consolidated statements of cash flows:

	As of
(amount in thousands)	December 25, 2020	December 27, 2019
Cash and cash equivalents	$219,221	$220,031
Restricted cash	7,555	7,674
Cash, cash equivalents and restricted cash	$226,776	$227,705

EX-99.1

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Six Months Ended
	December 25, 2020		December 27, 2019		December 25, 2020		December 27, 2019
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	$35,384	$0.94	$31,231	$0.83	$68,435	$1.83	$57,188	$1.52
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,592	0.04	1,591	0.04	3,417	0.09	3,311	0.09
Depreciation of fair value uplift	83	—	82	—	167	—	161	—
Total related to gross profit	1,675	0.04	1,673	0.04	3,584	0.10	3,472	0.09
Related to selling, general and administrative expenses:
Share-based compensation expenses	4,259	0.11	4,597	0.12	8,461	0.23	8,872	0.24
Amortization of intangibles	124	—	143	—	255	0.01	286	0.01
Total related to selling, general and administrative expenses	4,383	0.12	4,740	0.13	8,716	0.23	9,158	0.24
Related to other incomes and other expenses:
Other expenses in relation to reduction in workforce	—	—	16	—	—	—	16	—
Amortization of deferred debt issuance costs	8	—	8	—	16	—	10	—
Total related to other incomes and other expenses	8	—	24	—	16	—	26	—
Total related to net income & EPS	6,066	0.16	6,437	0.17	12,316	0.33	12,656	0.34
Non-GAAP measures	$41,450	$1.10	$37,668	$1.00	$80,751	$2.16	$69,844	$1.86
Shares used in computing diluted net income per share
GAAP diluted shares		37,551		37,763		37,467		37,646
Non-GAAP diluted shares		37,551		37,763		37,467		37,646

EX-99.1

FABRINET
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(amount in thousands)	Three Months Ended		Six Months Ended
	December 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
Net cash provided by operating activities	$6,808	$49,963	$41,314	$52,610
Less: Purchase of property, plant and equipment	(10,121)	(9,068)	(22,693)	(15,411)
Non-GAAP free cash flow	$(3,313)	$40,895	$18,621	$37,199
FABRINET
GUIDANCE FOR QUARTER ENDING MARCH 26, 2021
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$0.94 to $1.01
Related to cost of revenues:
Share-based compensation expenses	0.04
Total related to gross profit	0.04
Related to selling, general and administrative expenses:
Share-based compensation expenses	0.12
Total related to selling, general and administrative expenses	0.12
Total related to net income & EPS	0.16
Non-GAAP net income per diluted share	$1.10 to $1.17